News Release

Versum Materials Reports Strong Fourth Quarter and Full Fiscal Year 2016 Financial Results and Initiates Fiscal Year 2017 Financial Outlook

Fourth Quarter and Fiscal Year 2016 Financial Results

•	Sales of $248 million for the fourth quarter, up 7% over prior year quarter and $970 million for fiscal year 2016, down 4% over prior year

•	Net Income of $45 million for the fourth quarter, up 5% over prior year quarter and $212 million for fiscal year 2016, up 15% over prior year

•	Net Income Margin for the fourth quarter of 18.2%, down 40 basis points over prior year quarter and 21.9% for fiscal year 2016, up 370 basis points over prior year

•	Adjusted EBITDA of $78 million for the fourth quarter, up 12% over prior year quarter, and $327 million for fiscal year 2016, up 8% over prior year

•	Adjusted EBITDA margin for the fourth quarter of 31.4%, up 140 basis points over prior year quarter and 33.7% for fiscal year 2016, up 380 basis points over prior year

Fiscal Year 2017 Guidance

•	Sales of $990 - $1,050 million, up 2% to 8% versus fiscal year 2016

•	Adjusted EBITDA of $330 - $350 million, up 1% to 7% versus fiscal year 2016

The results and guidance in this press release include Non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures.”

Tempe, Arizona, December 1, 2016 (Businesswire) - Versum Materials, Inc. (NYSE: VSM), a leading materials and equipment supplier to the semiconductor industry, today reported results for the fourth quarter and full fiscal year ended September 30, 2016. Net income for the fourth quarter of $45 million was up 5% versus the comparable prior year period while fiscal 2016 net income of $212 million was up 15% versus prior year. Adjusted EBITDA for the quarter of $78 million was up 12% versus the comparable prior year period while fiscal 2016 adjusted EBITDA of $327 million was up 8% versus prior year.

The results reflect the performance of Versum Materials as a wholly owned subsidiary of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products”), and are derived from the consolidated financial statements and accounting records of Air Products as if Versum operated on a stand-alone basis during the periods presented and were prepared in accordance with GAAP.

“For the Versum team, this fourth quarter closes a strong final chapter as a subsidiary of Air Products and sets us up for a bright future ahead as an independent company, focused on delivering meaningful value to our customers, shareholders and employees,” said Guillermo Novo, our President and Chief Executive Officer. “With a broad portfolio of products and services, Versum is uniquely positioned to grow and lead through innovative solutions and services for our customers in the semiconductor industry.”

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Table 1: Fourth Quarter and Full Fiscal Year 2016 Financial Highlights*

	Three Months Ended September 30,			Year Ended September 30,
	2016	2015	% Change	2016	2015	% Change
(In millions, except percentages)
Sales	$248.4	$232.4	7%	$970.1	$1,009.3	(4)%
Operating Income	63.0	47.9	32%	278.9	222.0	26%
Net Income	45.2	43.2	5%	212.0	184.1	15%
Net Income Margin	18.2%	18.6%	(40) bp	21.9%	18.2%	370 bp
Adjusted EBITDA	78.0	69.8	12%	326.9	301.5	8%
Adjusted EBITDA Margin	31.4%	30.0%	140 bp	33.7%	29.9%	380 bp

*Based on carve-out financials; includes allocated governance costs within Air Products and results related to certain business lines that remained with Air Products.

Sales for the fourth quarter ended September 30, 2016 were $248.4 million, versus $232.4 million for the comparable period in fiscal year 2015. This represents an increase of 7% year on year, which was driven largely by stronger equipment sales in the Delivery Systems & Services (DS&S) segment and growth in Advanced Materials product lines offsetting capacity constraints and lower volumes in some of the Process Materials product lines within the Materials segment.

Net Income for the fourth quarter ended September 30, 2016 was $45.2 million versus $43.2 million for the comparable period in fiscal year 2015 and included business separation, restructuring and cost reduction actions of $2.5 million and $7.1 million, respectively. This 5% increase was a result of stronger operating results offset by a higher tax provision.

Adjusted EBITDA for the fourth quarter ended September 30, 2016 was $78.0 million versus $69.8 million for the comparable period in fiscal year 2015, a 12% increase year on year. The major drivers of the improved performance were strong DS&S and Advanced Materials volumes, lower cost of sales due to favorable operating productivity and favorable price/mix.

Sales for the fiscal year ended September 30, 2016 were $970.1 million versus $1,009.3 million for the fiscal year ended September 30, 2015, a 4% decrease year on year. This decrease was driven largely by lower turnkey installation activity, the impact of exited product lines in the DS&S segment and unfavorable currency, which more than offset positive price/mix in the Materials segment.

Net Income for the fiscal year ended September 30, 2016 was $212.0 million versus $184.1 million for the fiscal year ended September 30, 2015, a 15% increase year on year, and included business separation, restructuring and cost reduction actions of $0.9 million in fiscal year 2016 and $21.6 million in fiscal year 2015.

Adjusted EBITDA for the fiscal year ended September 30, 2016 was $326.9 million versus $301.5 million for the fiscal year ended September 30, 2015. This 8% year on year improvement was a result of favorable price/mix and improved operating productivity which more than offset lower DS&S volumes and negative currency.

Fiscal 2016 Results by Business Segment

Versum Materials reports results for its two operating business segments, Materials and DS&S, and a Corporate segment.

Table 2: Segment Sales*

	Three Months Ended September 30,			Year Ended September 30,
	2016	2015	% Change	2016	2015	% Change
(In millions, except percentages)
Materials	$192.9	$192.8	—%	$756.7	$743.4	2%
DS&S	55.5	39.6	40%	213.4	265.9	(20)%
Total Versum Materials Sales	$248.4	$232.4	7%	$970.1	$1,009.3	(4)%

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Table 3: Segment Operating Income to Segment Adjusted EBITDA*

	Three Months Ended September 30,			Year Ended September 30,
	2016	2015	% Change	2016	2015	% Change
(In millions, except percentages)
Materials
Operating income	$57.3	$55.1	4%	$252.3	$213.7	18%
Add: Depreciation and amortization	11.8	12.2	(3)%	44.4	48.1	(8)%
Add: Equity affiliates’ income	—	0.3	(100)%	0.2	1.0	(80)%
Segment Adjusted EBITDA	$69.1	$67.6	2%	$296.9	$262.8	13%
Segment Adjusted EBITDA margin(A)	35.8%	35.1%		39.2%	35.4%
DS&S
Operating income	$13.3	$4.9	171%	$50.8	$49.1	3%
Add: Depreciation and amortization	0.6	2.2	(73)%	2.1	8.3	(75)%
Add: Equity affiliates’ income	—	—		—	—
Segment Adjusted EBITDA	$13.9	$7.1	96%	$52.9	$57.4	(8)%
Segment Adjusted EBITDA margin(A)	25.0%	17.9%		24.8%	21.6%
Corporate
Operating loss	$(5.1)	$(5.0)	2%	$(23.3)	$(19.2)	21%
Add: Depreciation and amortization	0.1	0.1	—%	0.4	0.5	(20)%
Add: Equity affiliates’ income	—	—		—	—
Segment Adjusted EBITDA	$(5.0)	$(4.9)	2%	$(22.9)	$(18.7)	22%

(A) Segment Adjusted EBITDA margin is calculated by dividing Segment Adjusted EBITDA by sales.

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Table 4: Reconciliation of Segment Operating Income to Total Versum Materials Operating Income*

	Three Months Ended September 30,			Year Ended September 30,
	2016	2015	% Change	2016	2015	% Change
(In millions, except percentages)
Materials	$57.3	$55.1	4%	$252.3	$213.7	18%
DS&S	13.3	4.9	171%	50.8	49.1	3%
Corporate	(5.1)	(5.0)	2%	(23.3)	(19.2)	21%
Total Segment Operating Income	65.5	55.0	19%	279.8	243.6	15%
Less: Business separation, restructuring and cost reduction actions	2.5	7.1	(65)%	0.9	21.6	(96)%
Total Versum Materials Operating Income	$63.0	$47.9	32%	$278.9	$222.0	26%

* Reflects Carve-Out Financials; Includes allocated governance costs within Air Products and results related to certain business lines that remained with Air Products.

Materials:

Sales for the fourth quarter ended September 30, 2016 were $192.9 million, flat versus the prior year period. Advanced Materials sales were up due to higher volumes and favorable currency. Process Materials sales were down due to lower volumes from reduced spot sales and a product line exit partially offset by favorable currency.

Operating income for the fourth quarter ended September 30, 2016 was $57.3 million, up 4% from the prior year period. Segment Adjusted EBITDA for the fourth quarter was $69.1 million, up 2% versus prior year period. This improvement was driven by lower operating costs partially offset by unfavorable volumes and price/mix together with higher selling and administrative costs.

Sales for the fiscal year ended September 30, 2016, were $756.7 million, a 2% improvement versus the fiscal year ended September 20, 2015. The Materials segment saw stronger volumes from new product growth in Advanced Materials offset by lower spot sales and a product line exit in Process Materials. Favorable price/mix primarily in Process Materials was slightly offset by negative currency across the entire Materials segment.

Operating income for the fiscal year ended September 30, 2016 was $252.3 million, up 18% versus the prior year 2015. Segment Adjusted EBITDA of $296.9 million was up 13% versus prior year. This increase was driven largely by favorable price/mix, improved operating cost performance, and positive volume contribution partially offset by unfavorable currency.

Delivery Systems & Services (DS&S):

Sales for the fourth quarter ended September 30, 2016 were $55.5 million, up 40% versus the fourth quarter ended September 30, 2015 primarily driven by stronger equipment volumes as the semiconductor industry ramped up capital spending for both fab expansions and new fabs.

Operating income for the fourth quarter ended September 30, 2016 was $13.3 million, up 171% versus the comparable period in fiscal 2015 and Segment Adjusted EBITDA of $13.9 million was up 96%. The increase was driven by the higher equipment sales and favorable product mix.

Sales for the fiscal year ended September 30, 2016 of $213.4 million were down 20% versus fiscal year 2015 due to the absence of turnkey installation projects that were largely completed in 2015 and impacts from exited product lines, partially offset by higher equipment and services sales.

Operating income for the fiscal year ended September 30, 2016 was $50.8 million, up 3% versus the fiscal year ended September 30, 2015 largely driven by positive product mix and reduced costs including depreciation partially offset by lower turnkey installation activity and impacts from exited product lines.

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Segment Adjusted EBITDA for the fiscal year ended September 30, 2016 was $52.9 million, down 8% versus prior year. This is attributed to the lower turnkey installation activity and impacts from exited product lines more than offsetting positive product mix and favorable costs.

Fiscal Year 2017 Outlook

For fiscal year 2017, Versum Materials currently estimates sales of $990 to $1,050 million and Adjusted EBITDA of $330 to $350 million, in each case excluding certain product lines that were historically managed by Versum Materials (and reflected in Versum’s results of operations for fiscal year 2016) but remained with Air Products. The fiscal year 2017 sales outlook reflects top line growth driven by expectations for increasing memory and VNAND demand, acceleration of advanced logic devices and the continued increase in capital spending by the semi-conductor industry. The fiscal year 2017 Adjusted EBITDA outlook excludes approximately $20 to $25 million of estimated one-time stand-up costs related to the implementation of its own enterprise resource planning (ERP) system and relocation of certain administrative and research and development personnel to Versum Materials sites.

Based upon current LIBOR rates, Versum Materials currently expects a weighted average annualized interest rate of approximately 4.3%. Additionally, our effective tax rate is expected to be in the range of 20 to 25%. Depreciation and amortization is expected to be approximately $50 million.

Capital expenditures are expected to be in the range of $75 to $85 million, including capital for implementing the ERP system and other information technology infrastructure and the relocation of R&D assets of $35 to $40 million.

Subject to approval by the Versum Materials Board, it is currently expected that Versum Materials will pay a nominal quarterly dividend.

Conference Call and Webcast Details

On Thursday December 1, 2016 at 11:00 am Eastern Time, Versum Materials plans to host its conference call and webcast to discuss these results.

Investors may listen to the conference call live via telephone by dialing (877) 883-0383 (domestic) or (412) 902-6506 (international) and use the participant code 0743555.

An audio-only live webcast of the conference call and presentation materials can be accessed through the “Investors” section of our website at www.versummaterials.com. Presentation materials will be posted to the “Investors” section of the website prior to the call.

A replay of the conference call/webcast will be available under “Events & Presentations” on the “Investors” section of the Versum Materials website.

About Versum Materials

Versum Materials, Inc. (NYSE: VSM) is a leading electronic materials company providing high-purity chemicals and gases, delivery systems, services and materials expertise to meet the evolving needs of the global semiconductor, display and LED industries. Derived from the Latin word for “toward,” the name “Versum” communicates the company’s deep commitment to helping customers move toward the future by collaborating, innovating and creating cutting-edge solutions.

A global leader in technology, quality, safety and reliability, Versum Materials is one of the world’s leading suppliers of next generation CMP slurries, ultra-thin dielectric and metal film precursors, formulated cleans and etching products, and delivery equipment that has revolutionized the semiconductor industry. Versum Materials, which began “regular way” trading October 3, 2016 on the NYSE as an independent company, has annual sales of about $1 billion, 1,900 employees and 10 major facilities in Asia and North America. It is headquartered in Tempe, Arizona. Prior to its separation on October 1, 2016, Versum Materials had operated for more than three decades as a division of Air Products and Chemicals, Inc. (NYSE: APD).

For additional information, please visit www.versummaterials.com.

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Investor Inquiries:
Nahla A. Azmy, 610-481-7499
Nahla.azmy@versummaterials.com

Media Inquiries:
Michael Drabenstott, 610-417-0503
Mike.Drabenstott@versummmaterials.com

Non-GAAP Financial Measures

This earnings press release includes “non-GAAP financial measures,” including Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted EBITDA margin, and Segment Adjusted EBITDA margin. We define Adjusted EBITDA as net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including interest expense, income tax provision, depreciation and amortization expense, non-controlling interests, and business separation, restructuring and cost reduction actions. Versum Materials defines Segment Adjusted EBITDA as segment operating income excluding segment depreciation and amortization expense, and equity affiliates’ income. Adjusted EBITDA margin and Segment Adjusted EBITDA margin are calculated by dividing Adjusted EBITDA and Segment Adjusted EBITDA, respectively, by sales. In the accompanying tables, Versum Materials has provided reconciliations of net income to Adjusted EBITDA (see Appendix Table A-1) and of segment operating income (loss) to Segment Adjusted EBITDA (see Appendix Table A-3), in each case the most directly comparable GAAP financial measure. We encourage investors to read these reconciliations.

The presentation of these non-GAAP financial measures is intended to enhance the usefulness of financial information by providing measures which management uses internally to evaluate operating performance. We use these non-GAAP measures to assess our operating performance by excluding certain disclosed items that we believe are not representative of our underlying business. We use Adjusted EBITDA to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such cash bonuses, options and restricted stock units are tied to Adjusted EBITDA). We use Segment Adjusted EBITDA as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments. We believe non-GAAP financial measures provide investors with meaningful information to understand our underlying operating results and to analyze financial and business trends. These non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures, and have limitations which include but are not limited to the following: (a) Adjusted EBITDA excludes expenses related to business separation, restructuring and cost reduction actions which we do not consider to be representative of our underlying business operations, however, these disclosed items represent costs to Versum Materials; (b) Adjusted EBITDA is not intended to be a measure for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements; (c) though not business operating costs, interest expense and income tax provision represent ongoing costs of Versum Materials; (d) depreciation, amortization, and impairment charges represent the wear and tear or reduction in value of the plant, equipment, and intangible assets which permit us to manufacture and market our products; and (e) other companies may define non-GAAP measures differently than we do, limiting their usefulness as comparative measures. A reader may find any one or all of these items important in evaluating our performance. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement our GAAP results and to provide a more complete understanding of the factors and trends affecting our business. In evaluating these non-GAAP financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future.

A reconciliation of net income to Adjusted EBITDA as forecasted for 2017 is not provided. Versum Materials does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include additional costs associated with the separation from Air Products, further restructuring and other income or charges to be incurred in 2017 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our forecasted effective tax rate. All of these components could significantly impact net income. Further, in the future, other items with similar characteristics to those currently included in Adjusted EBITDA that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact Adjusted EBITDA.

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Forward-Looking Information:

This press release contains, and management may make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by references to future periods, and include statements about business strategies, operating plans, and outlook for Versum Materials, our growth prospects, expectations as to future sales, operating income or Adjusted EBITDA, estimates regarding capital requirements and needs for additional financing, estimates of expenses and cost reduction efforts, future revenues and profitability, our future operating results on a segment basis, anticipated cash flows, estimates of the size of the market for our products, estimates of the success of other competing technologies that may become available, and our future success as an independent public company. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual results and the outcomes of future events may differ materially from the those expressed or implied in the forward-looking statements because of a number of risks and uncertainties, including, without limitation, weakening of global or regional general economic and business conditions that could decrease the demand for our goods and services; our ability to continue technological innovation to meet the evolving needs of our customers; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations of sales; the impact of competitive products and pricing; unexpected changes in raw material supply and markets; our failure to successfully develop and market new products and optimally manage product life cycles; our inability to protect and enforce intellectual property rights; our failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disaster; increased competition; changes in relationships with our significant customers and suppliers; unanticipated business disruptions; our ability to predict, identify and interpret changes in consumer preferences and demand; uncertainty regarding the availability of financing to us in the future and the terms of such financing; disruptions in our information technology networks and systems; unexpected safety or manufacturing issues; costs and outcomes of litigation or regulatory investigations; the impact of management and organizational changes; the success of productivity and operational improvement programs; the timing, impact, and other uncertainties of future acquisitions or divestitures; the impact of changes in environmental, tax or other legislation and regulations in jurisdictions in which Versum Materials and its affiliates operate; and uncertainties related to our ability to contain costs and realize the anticipated benefits of the completed spin-off from Air Products; and other risk factors described in our filings with the Securities and Exchange Commission, including the Registration Statement on Form 10, as amended, and our periodic filings. Versum Materials assumes no obligation to update any forward-looking statements or information in this press release.
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Versum Materials, Inc.
ANNUAL COMBINED INCOME STATEMENTS

	Three Months Ended September 30,			Year Ended September 30,
	2016	2015	% Change	2016	2015	% Change
(In millions, except percentages)
Sales	$248.4	$232.4	7%	$970.1	$1,009.3	(4)%
Cost of sales	138.7	139.7	(1)%	539.5	616.5	(12)%
Selling and administrative	33.2	26.6	25%	109.8	109.6	—%
Research and development	11.5	11.7	(2)%	43.9	40.7	8%
Business separation, restructuring and cost reduction actions	2.5	7.1	(65)%	0.9	21.6	(96)%
Other income (expense), net	0.5	0.6	(17)%	2.9	1.1	164%
Operating Income	63.0	47.9	32%	278.9	222.0	26%
Equity affiliates’ income	—	0.3	(100)%	0.2	1.0	(80)%
Interest expense	0.4	—	100%	0.4	0.1	300%
Income Before Taxes	62.6	48.2	30%	278.7	222.9	25%
Income tax provision	15.6	3.6	333%	58.8	31.7	85%
Net Income	47.0	44.6	5%	219.9	191.2	15%
Less: Net Income Attributable to Non-controlling Interests	1.8	1.4	29%	7.9	7.1	11%
Net Income Attributable to Versum	$45.2	$43.2	5%	$212.0	$184.1	15%

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APPENDIX TABLE A-1: RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended September 30,			Year Ended September 30,
	2016	2015	% Change	2016	2015	% Change
(In millions, except percentages)
Net Income Attributable to Versum	$45.2	$43.2	5%	$212.0	$184.1	15%
Add: Interest expense	0.4	—	100%	0.4	0.1	300%
Add: Income tax provision	15.6	3.6	333%	58.8	31.7	85%
Add: Depreciation and amortization	12.5	14.5	(14)%	46.9	56.9	(18)%
Add: Non-controlling interests	1.8	1.4	29%	7.9	7.1	11%
Add: Business separation, restructuring and cost reduction actions	2.5	7.1	(65)%	0.9	21.6	(96)%
Adjusted EBITDA	$78.0	$69.8	12%	$326.9	$301.5	8%
Adjusted EBITDA Margin	31.4%	30.0%		33.7%	29.9%

APPENDIX TABLE A-2: SALES BY SEGMENT

	For the Quarter Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions)
SALES
Materials	$188.8	$181.5	$193.5	$192.9	$756.7
DS&S	56.7	52.0	49.2	55.5	213.4
Total Company Sales	$245.5	$233.5	$242.7	$248.4	$970.1

	For the Quarter Ended
	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	Total
(In millions)
SALES
Materials	$175.4	$178.9	$196.3	$192.8	$743.4
DS&S	79.7	79.9	66.7	39.6	265.9
Total Company Sales	$255.1	$258.8	$263.0	$232.4	$1,009.3

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APPENDIX TABLE A-3: RECONCILIATIONS OF SEGMENT OPERATING INCOME TO SEGMENT ADJUSTED EBITDA BY QUARTER

	For the Quarter Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions, except percentages)
Materials
Operating income	$68.5	$60.1	$66.4	$57.3	$252.3
Add: Depreciation and amortization	10.9	10.5	11.2	11.8	44.4
Add: Equity affiliates’ income	0.2	—	—	—	0.2
Segment Adjusted EBITDA	$79.6	$70.6	$77.6	$69.1	$296.9
Segment Adjusted EBITDA margin(A)	42.2%	38.9%	40.1%	35.8%	39.2%
DS&S
Operating income	$15.9	$9.7	$11.9	$13.3	$50.8
Add: Depreciation and amortization	0.5	0.5	0.5	0.6	2.1
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$16.4	$10.2	$12.4	$13.9	$52.9
Segment Adjusted EBITDA margin(A)	28.9%	19.6%	25.2%	25.0%	24.8%
Corporate
Operating loss	$(4.7)	$(3.7)	$(9.8)	$(5.1)	$(23.3)
Add: Depreciation and amortization	0.1	0.1	0.1	0.1	0.4
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$(4.6)	$(3.6)	$(9.7)	$(5.0)	$(22.9)

Total Versum Materials Adjusted EBITDA	$91.4	$77.2	$80.3	$78.0	$326.9

	For the Quarter Ended
	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	Total
(In millions, except percentages)
Materials
Operating income	$42.7	$53.0	$62.9	$55.1	$213.7
Add: Depreciation and amortization	13.4	11.3	11.2	12.2	48.1
Add: Equity affiliates’ income	0.4	0.3	—	0.3	1.0
Segment Adjusted EBITDA	$56.5	$64.6	$74.1	$67.6	$262.8
Segment Adjusted EBITDA margin(A)	32.2%	36.1%	37.7%	35.1%	35.4%
DS&S
Operating income	$15.4	$14.7	$14.1	$4.9	$49.1
Add: Depreciation and amortization	1.8	2.1	2.2	2.2	8.3
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$17.2	$16.8	$16.3	$7.1	$57.4
Segment Adjusted EBITDA margin(A)	21.6%	21.0%	24.4%	17.9%	21.6%
Corporate
Operating loss	$(4.4)	$(4.5)	$(5.3)	$(5.0)	$(19.2)
Add: Depreciation and amortization	0.1	0.1	0.2	0.1	0.5
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$(4.3)	$(4.4)	$(5.1)	$(4.9)	$(18.7)

Total Versum Materials Adjusted EBITDA	$69.4	$77.0	$85.3	$69.8	$301.5

(A) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by sales.

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APPENDIX TABLE A-4: CONSOLIDATED AND SEGMENT SALES MAJOR FACTORS

Versum Materials Total

	Three Months Ended September 30, 2016	Year Ended September 30, 2016
Sales
Underlying business
Volume	7%	(5)%
Price/Mix	—%	3%
Currency	—%	(2)%
Versum Materials Sales Change	7%	(4)%

Materials Segment

	Three Months Ended September 30, 2016	Year Ended September 30, 2016
Sales
Underlying business
Volume	—%	—%
Price/Mix	—%	3%
Currency	1%	(1)%
Materials Sales Change	1%	2%

DS&S Segment

	Three Months Ended September 30, 2016	Year Ended September 30, 2016
Sales
Underlying business
Volume	42%	(19)%
Price/Mix	—%	—%
Currency	(2)%	(1)%
DS&S Sales Change	40%	(20)%

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APPENDIX TABLE A-5: QUARTERLY FISCAL YEAR 2016 CONSOLIDATED INCOME STATEMENT

	For the Quarter Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions)
Sales	$245.5	$233.5	$242.7	$248.4	$970.1
Cost of sales	132.4	132.5	135.9	138.7	539.5
Selling and administrative	23.6	25.7	27.3	33.2	109.8
Research and development	10.9	10.2	11.3	11.5	43.9
Business separation, restructuring and cost reduction actions	(0.9)	(1.8)	1.1	2.5	0.9
Other income (expense), net	1.1	1.0	0.3	0.5	2.9
Operating Income	80.6	67.9	67.4	63.0	278.9
Equity affiliates’ income	0.2	—	—	—	0.2
Interest expense	—	—	—	0.4	0.4
Income Before Taxes	80.8	67.9	67.4	62.6	278.7
Income tax provision	13.4	12.2	17.6	15.6	58.8
Net Income	67.4	55.7	49.8	47.0	219.9
Less: Net Income Attributable to Non-controlling Interests	2.2	1.9	2.0	1.8	7.9
Net Income Attributable to Versum	$65.2	$53.8	$47.8	$45.2	$212.0

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